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                                                                    EXHIBIT 11


PROVIDENT AMERICAN CORPORATION
COMPUTATION OF EARNINGS (LOSS) PER SHARE

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(In thousands except per share data)                                      Three Months Ended June 30       Six Months Ended June 30,
                                                                             1999           1998             1999        1998
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

Primary Earnings (Loss) Per Share
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NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                               ($10,539)      ($2,381)         $(13,440)   $   254   $
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WEIGHTED AVERAGE SHARES:
   Common stock                                                               12,039        11,990            11,797     11,699
   Common stock equivalents applicable to stock options and warrants                                               *          *
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      Total                                                                   12,039        11,990            11,797     11,699
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PRIMARY EARNINGS (LOSS) PER SHARE:                                             (0.88)     $  (0.20)         $  (1.14)   $  0.02   $
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Fully Diluted Earnings (Loss) Per Share
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NET INCOME (LOSS) APPLICABLE TO COMMON STOCK:                                (10,539)     $ (2,381)         $(13,440)   $   254   $
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WEIGHTED AVERAGE SHARES:
   Common stock                                                               12,039        11,990            11,797     11,699
   Common stock equivalents applicable to stock options and warrants               *                               *         74
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      Total                                                                   12,039        11,990            11,797     11,773
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FULLY DILUTED EARNINGS (LOSS) PER SHARE:                                       (0.88)     $  (0.20)         $  (1.14)   $  0.02   $
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* Anti-dilutive; therefore effects have been excluded.